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                                                                 EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 for the ONTRACK Data International, Inc. 1996 Stock Incentive Plan, Non-Qualified Stock Option Plan and Employee Stock Purchase Plan of our report dated March 8, 1996, except as to Note 13, which is as of October 1, 1996, which appears on page F-2 of the Prospectus dated October 21, 1996 which was filed as part of the Registration Statement (No. 333-05470C) on Form SB-2, for the two years ended December 31, 1995.



Price Waterhouse LLP
Minneapolis, Minnesota
December 27, 1996